                                                                     EXHIBIT 2.4


                  EMPLOYEE BENEFITS AND COMPENSATION AGREEMENT

                                    BETWEEN

                         FIRST MISSISSIPPI CORPORATION

                                      AND

                                    [NEWCO]

                               DATED       , 1996

                 EMPLOYEE BENEFITS AND COMPENSATION AGREEMENT

  This Agreement dated as of       , 1996 between FIRST MISSISSIPPI
CORPORATION (the "Company"), a Mississippi corporation with offices at 700 North Street, Jackson Mississippi and [Newco] ("Newco"), a Mississippi
corporation with offices at [        ], shall govern the rights and
obligations of the Company and Newco with respect to compensation and benefits of the employees of each of the Company and Newco in connection with the transaction effected by the Distribution, as described below. The term, the Company, when used in this Agreement shall not be construed to include Newco where such construction would have the effect of negating any obligation of Newco hereunder. The term, Newco, when used shall not be construed to include the Company where such construction would have the effect of negating any obligation of the Company hereunder.

                                   RECITALS

  WHEREAS, the Company, Mississippi Chemical Corporation, a Mississippi corporation ("Parent") and Miss Sub, Inc., a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and
Plan of Merger and Reorganization, dated as of       , 1996 (the "Merger
Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation; and

  WHEREAS, pursuant to the terms of that certain Agreement and Plan of
Distribution dated as of       , 1996 (the "Distribution Agreement"),
including the satisfaction or waiver of the conditions set forth in Article VI of the Distribution Agreement, immediately prior to the Effective Time (as defined in Section 1.2 of the Merger Agreement), the Board of Directors expects to distribute all of the then-outstanding shares of Common Stock, par
value $   per share, of Newco ("Newco Common Stock") as a dividend to the holders of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock"), on a pro rata basis (the "Spin-Off"); and

  WHEREAS, the purpose of the Spin-Off is to make possible the Merger by divesting the Company of the businesses and operations conducted or to be conducted by Newco, which Parent is unwilling to acquire; and

  WHEREAS, the Distribution Agreement sets forth or provides for certain agreements between the Company and Newco in consideration of the separation of their ownership, including this Employee Benefits and Compensation Agreement.

  NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the Distribution Agreement and in the other agreements and instruments provided for in such agreement, the parties hereto agree as follows.

                                   ARTICLE I

                                  Definitions

  "Company Stock Plans" means the First Mississippi Corporation 1995 Long-Term Incentive Plan, the First Mississippi Corporation 1988 Long-Term Incentive Plan, and the First Mississippi Corporation 1980 Long-Term Incentive Plan.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Transferred Employee" means each person employed by the Company other than the Retained Employees and any other person who becomes an employee of the Newco Group immediately after the Time of Distribution.

  Any capitalized terms not otherwise defined herein, shall have the meaning set forth in the Distribution Agreement or the Merger Agreement.

                                  ARTICLE II

                  Salary, Wages, Payroll and Related Benefits

  2.1 Prior to the Time of Distribution, the Company and Newco shall cooperate to transfer each Transferred Employee to the employ of Newco effective as of the Time of Distribution.

  2.2 With respect to the Transferred Employees and all other past, present, active or inactive employees of the Initial Group (or their dependents or beneficiaries), other than the Retained Employees, Newco shall assume the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, or the termination or alleged termination of such persons' employment with the Newco Group, including, without limitation, by reason of consummation of the transactions contemplated in the Distribution Agreement or the Merger Agreement or otherwise and neither the Company nor any member of the Company Group shall assume such liability.

  2.3 With respect to Retained Employees, except as specifically provided in this Agreement and in Section 6.6 of the Merger Agreement, the Company shall retain the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, unpaid and unused vacation benefits accrued and earned prior to the Time of Distribution and the termination or alleged termination of such persons' employment with the Company Group by reason of the consummation of the transactions contemplated in the Distribution Agreement or the Merger Agreement or otherwise and neither Newco nor any member of the Newco Group shall assume such liability.

                                  ARTICLE III

                           Long Term Incentive Plans

  3.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend the Company Stock Plans as may be necessary to provide for the assumption of such plans by Newco to the extent set forth in Section 3.2 below, and (ii) take such other steps (consistent with applicable law and the terms of such affected plans) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment or a change of control with respect to the Company Stock Plans.

  3.2 Effective as of the Time of Distribution, (i) Newco shall assume the Company Stock Plans with respect to the participants in such plans who are employees of the Newco Group or former employees or current or former directors of the Company and its Subsidiaries and hold Company Options (as defined below) as of the Time of Distribution (the "Newco Optionees"); (ii) each outstanding option to purchase shares of Company Common Stock or to purchase Company Convertible Debentures (a "Company Option") under the Company Stock Plans, whether vested or unvested, exercisable or unexercisable, that was granted to a person who, immediately after the Time of Distribution, is a Newco Optionee, shall, subject to any required consent of the holder of such Company Option, be exchanged for an option (a "Newco Option") to purchase the number of shares of Newco Common Stock equal to the product of (1) the quotient of (x) the fair market value of the Company Common Stock, and (y) the fair market value of a share of Newco Common Stock (the "Conversion

Ratio") and (2) the number of shares of Company Common Stock that the holder of such option would have been entitled to receive had such holder exercised such option in full and in the case of a Company Option exercisable for Convertible Debentures, converted such Debentures into Company Preferred Stock and then into Company Common Stock (not taking into account whether or not such option or convertible debenture was in fact exercisable) (rounded to the nearest whole share) at a per share exercise price equal to the per share exercise price of such Company Options divided by the Conversion Ratio (rounded to the nearest cent), which Newco Option shall be subject to the same terms and conditions (including the vesting schedule) as the Company Option; provided, however, that the Newco Option shall be exercisable only for Newco Common Stock, and provided, further that, in the case of any Company Stock Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under any Sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and (iii) the obligations of the Company with respect to such Newco Options shall be transferred to and assumed by Newco. For purposes of this Section 3.2, the fair market value of the Company Common Stock shall be equal to the greater of (x) the average of the closing prices of Company Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions Reporting Systems, as reported by The Wall Street Journal, for the ten (10) trading days immediately preceding the date that the Company Common Stock commences trading on an ex-dividend basis (with respect to the Distribution) or (y) the sum of (A) the average of the closing prices of the Company Common Stock for the period from the ex-dividend date (with respect to the Distribution) to the Time of Distribution and (B) the average of the closing prices of the Newco Common Stock on the NYSE Composite Transactions Reporting System, as reported by The Wall Street Journal, for the ten (10) trading days following the tenth trading day after the Time of Distribution (the "Newco Average Price"). The fair market value of a share of Newco Common Stock shall be equal to the Newco Average Price. Effective as of the Time of Distribution, each outstanding Company Convertible Debenture shall, subject to any required consent of the holder of such Company Convertible Debenture, be exchanged for a Newco debenture which shall be substantially identical to such Company Convertible Debenture provided that such debenture shall be convertible into securities of Newco based on a conversion rate which is appropriately adjusted consistent with the adjustments with respect to the exchange of Company Options for Newco Options. The Company and Newco agree to enter into a supplemental indenture in accordance with the Company Convertible Debenture indenture in connection with the exchange of such Company Convertible Debentures.

                                  ARTICLE IV

                        Non-Tax-Qualified Benefit Plans

  4.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend the First Mississippi Corporation 1986 Deferred Income Plan, the First Mississippi Corporation 1989 Deferred Compensation Plan for Outside Directors and the First Mississippi Corporation Benefits Restoration Plan as may be necessary to provide for the assumption of such Plans by Newco as set forth in Section 4.2 below, and (ii) take such other steps (consistent with applicable law and the terms of the affected plans) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment, cessation of service as a director or a change of control with respect to such plans.

  4.2 Effective as of the Time of Distribution, each of the First Mississippi Corporation 1986 Deferred Income Plan, the First Mississippi Corporation 1989 Deferred Compensation Plan for Outside Directors and the First Mississippi Corporation Benefits Restoration Plan shall be transferred from the Company to Newco and Newco shall assume such plans and (i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plan and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor and/or plan administrator thereunder and to pay, and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed with respect to the Transferred Employees and Retained Employees under any such plan, agreement or arrangement.

                                   ARTICLE V

                        Employee Welfare Benefit Plans

  5.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend the First Mississippi Corporation Life, AD&D, Medical and Dental Plan; the First Mississippi Corporation Flexible Benefits Plan; and the First Mississippi Corporation Long-Term Disability Plan as may be necessary to provide for the assumption by Newco of the liabilities of such plans in accordance with the provisions set forth below, and (ii) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment with respect to such plans.

  5.2 Effective as of the Time of Distribution, Newco shall assume the First Mississippi Corporation Life, AD&D, Medical and Dental Plan and any existing retiree health or life benefit plan agreement, plan or trust and, pursuant to the terms of such plans assume the liability with respect to and honor or cause its insurance carriers to honor all claims for benefits incurred by (i) Transferred Employees (or their dependents or beneficiaries) under such plans at any time, (ii) all other past, present, active or inactive employees or retirees of the Initial Group (or their dependents or beneficiaries) other than Retained Employees at any time and (iii) Retained Employees prior to the Time of Distribution in accordance with the terms of such plans, and without interruption as a result of the transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement and the Company shall be relieved of and shall not assume such liability. As soon as administratively possible after the Time of Distribution, the Company shall transfer all funds of the Company's plan (including funds for any contributions or premiums due from the Company or any subsidiaries of the Company which have accrued as of the Time of Distribution) to the plan.

  5.3 Effective as of the Time of Distribution, Newco shall assume the First Mississippi Corporation Flexible Benefits Plan and pursuant to the terms of such plan, assume the liability with respect to and honor or cause its insurance carriers to honor all claims for benefits incurred by (i) Transferred Employees (or their dependents or beneficiaries) under such plan at any time, (ii) all other past, present, active or inactive employees of the Initial Group (or their dependents or beneficiaries) other than Retained Employees at any time and (iii) Retained Employees prior to the Time of Distribution in accordance with the terms of such plan, without interruption as a result of the transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement and the Company shall be relieved of and shall not assume such liability. As soon as administratively possible after the Time of Distribution, the Company shall transfer all funds of the Company's plan (including funds for any contributions or premiums due from the Company or any subsidiaries of the Company which have accrued as of the Time of Distribution) to the plan.

  5.4 Effective as of the Time of Distribution, Newco shall assume the First Mississippi Corporation Long-Term Disability Plan and pursuant to the terms of such plan, assume the liability with respect to and honor or cause its insurance carriers to honor all claims for benefits incurred by (i) Transferred Employees (or their dependents or beneficiaries) under such plan at any time, (ii) all other past, present, active or inactive employees of the Initial Group (or their dependents or beneficiaries) other than Retained Employees at any time and (iii) Retained Employees prior to the Time of Distribution in accordance with the terms of such plan, without interruption as a result of the transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement and the Company shall be relieved of and shall not assume such liability.

                                  ARTICLE VI

                   Tax-Qualified Defined Contribution Plans

  6.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend each of the First Mississippi Corporation 401(k) Savings Plan and the First Mississippi Employee Stock Ownership Plan as may be necessary to provide for the such assumption of such plans by Newco as set forth below, and (ii) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment with respect to the Transferred Employees who are participants in such plans.

  6.2 Effective as of the Time of Distribution, each of the First Mississippi Corporation 401(k) Savings Plan and the First Mississippi Employee Stock Ownership Plan shall be transferred from the Company to Newco (and the Company shall transfer the related trusts (including funds for any contributions due from the Company or subsidiaries of the Company which have accrued or that have been deducted from payroll as of the Time of Distribution) and Newco shall assume such plans and (i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plans and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor and/or plan administrator thereunder and to pay and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed under any such plan, agreement or arrangement.

  6.3 Effective as of the Time of Distribution, each Retained Employee's account balance in the First Mississippi Corporation 401(k) Savings Plan and the First Mississippi Employee Stock Ownership Plan shall become fully vested and non-forfeitable without regard to such Retained Employee's length of service. As soon as practicable following the Time of Distribution, Newco shall cause the accounts of Retained Employees in the First Mississippi Corporation 401(k) Savings Plan and the First Mississippi Employee Stock Ownership Plan to be distributable to them.

                                  ARTICLE VII

                      Tax-Qualified Defined Benefit Plans

  7.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend the Retirement Plan for Employees of First Mississippi Corporation as may be necessary to provide for the assumption of such plans by Newco as set forth below, (ii) provide that the Retained Employees will cease to accrue benefits under such plans as of the Time of Distribution and (iii) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment or a change of control with respect to the Transferred Employees who are participants in such plan.

  7.2 Effective as of the Time of Distribution, each Retained Employee's accrued benefit under the Retirement Plan for Employees of First Mississippi Corporation shall become fully vested and nonforfeitable without regard to such Retained Employee's length of service. Effective as of the Time of Distribution, the Company shall transfer to Newco and Newco shall assume the Retirement Plan for Employees of First Mississippi Corporation (and the Company shall transfer the related trust (including funds for any contributions or premiums due from the Company or subsidiaries of the Company which have accrued as of the Time of

Distribution)). In connection with such transfer and assumption Newco shall
(i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plan and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor or plan administrator thereunder and to pay, and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed with respect to the Retained Employees and the Transferred Employees under such plan.

                                 ARTICLE VIII

                              Retained Employees

  8.1 Rights. The rights of Retained Employees with respect to the periods following the Time of Distribution will be governed by the Merger Agreement.

                                  ARTICLE IX

                                 Miscellaneous

  9.1 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the internal laws of the State of Mississippi.

  9.2 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements. To the extent a subject is specifically covered in this Agreement and to the extent any other agreement is in conflict herewith, this Agreement, if more specific, shall control.

  9.3 Parties In Interest. Neither party may assign its rights or delegate any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

  9.4 Effectiveness. This Agreement shall become effective at the Time of Distribution and may be terminated by the parties at any time prior thereto by written agreement.

  9.5 Reformation and Severability. If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall bc reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

  9.6 Titles and Heading. All titles and headings have been inserted solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

  9.7 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement. The parties assume no liability to any third party because of any reliance on the representation, warranties and agreements of the parties contained in this Agreement.

  IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by
their duly authorized officers as of this    day of       , 1996.

                                          First Mississippi Corporation


                                          By: _________________________________
                                            Title:

                                          [Newco]


                                          By: _________________________________
                                            Title: